
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan
Stanley Tangible Asset Fund L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               JUN-30-1998
<CASH>                                      32,864,359
<SECURITIES>                                 3,090,088
<RECEIVABLES>                                  102,859<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              34,488,126<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                34,488,126<F3>
<SALES>                                              0
<TOTAL-REVENUES>                           (5,005,824)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,214,142
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (6,219,966)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (6,219,966)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (6,219,966)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $102,859.
<F2>In addition to cash, securities and receivables, total assets include net unrealized loss on open contracts of $(1,569,180).
<F3>Liabilities include accrued brokerage fees of $107,741, accrued management fee payable of $73,795, service fee payable of $29,518, and redemptions payable of $190,150.
<F4>Total revenue includes realized trading revenue of $(4,123,450), net change in unrealized of $(1,569,180) and interest income of $686,806.

